Exhibit 99.1

Palatin Technologies, Inc. Reports Third Quarter

Fiscal Year 2020 Financial Results and Recent Business Highlights

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Dry Eye Disease Phase 2 Study Remains on Track – Data Anticipated in 4Q20

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$89 Million in Cash at March 31, 2020

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Teleconference and Webcast to be held on May 12, 2020

CRANBURY, NJ – May 12, 2020 – Palatin Technologies, Inc. (NYSE American: PTN), a specialized biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin and natriuretic peptide receptor systems, today announced results for its third quarter ended March 31, 2020.

Third Quarter Fiscal Year 2020 Financial Highlights

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Net loss of $(5.4) million, compared to $(5.7) million for the comparable quarter of 2019;
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Operating expenses of $5.7 million, compared to $5.8 million for the comparable quarter of 2019;
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Other income was $331,007, compared to $35,648 for the comparable quarter of 2019; and
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As of March 31, 2020, the Company had $88.9 million in cash and cash equivalents, compared to $91.5 million as of December 31, 2019, and no debt.

Recent Business Highlights and Updates

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Implemented multiple measures in response to the COVID-19 pandemic to safeguard the health and well-being of employees, their families, business partners and healthcare providers, while continuing to advance the Company’s programs;
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A Phase 2 clinical study with PL9643 for dry eye disease started in January 2020. Data readout is targeted for the fourth quarter of calendar year 2020;
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A Phase 2 proof-of-concept clinical study with an oral formulation of PL8177 in ulcerative colitis patients is delayed due to the pandemic and is now targeted to start in the first half of calendar year 2021; and
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AMAG has stated that they anticipate finalizing the divestiture of Vyleesi within the next several months.

“The entire Palatin team thanks healthcare workers across the nation for their selfless efforts in the treatment and care of COVID-19 patients, and I would also like to thank all of our employees for their dedication and commitment to ensure the advancement of our development programs and clinical trial patient support,” said Carl Spana Ph.D., President and CEO of Palatin. “Although Palatin has experienced limited adverse impact on operations from the pandemic, we are cognizant there may be further disruptions to business activity based on a resurgence of the virus and have taken steps to be as prepared as possible for this potential outcome.”

Dr. Spana further commented, “We continue to review AMAG’s process related to the divestiture of Vyleesi and their obligations under our license agreement and are prepared to take appropriate steps to protect our rights and Vyleesi’s significant value.”

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Programs Overview

Anti-Inflammatory / Autoimmune Programs

A Phase 2 clinical study with PL9643 for dry eye disease started in January 2020, and active patients continue treatment and monthly clinic visits. Enrollment of additional cohorts has been delayed, but we anticipate restarting enrollment in June 2020. Data readout is targeted for the fourth quarter of calendar year 2020.

A Phase 2 proof-of-concept clinical study with an oral formulation of PL8177 in ulcerative colitis patients is now targeted to start in the first half of calendar year 2021, with data readout in the first half of calendar year 2022.

The Company continues its assessment and development work related to the treatment of patients with diabetic retinopathy, with an IND targeted for mid-calendar year 2021.

The Company currently anticipates filing an IND and commencing clinical trials with PL8177 for non-infectious uveitis, for which FDA granted orphan drug designation, in the second half of calendar year 2021.

Hypoactive Sexual Desire Disorder (“HSDD”) / Vyleesi® (bremelanotide injection)

Due to the early commercial stage of Vyleesi and the sales and marketing strategy of our North American licensee AMAG Pharmaceuticals, Inc., including no charge for the first Vyleesi prescription, AMAG has not generated positive net sales through March 31, 2020. This has resulted in no royalties to Palatin during this period.

Vyleesi is the first as-needed treatment approved for premenopausal women with acquired, generalized HSDD. AMAG launched Vyleesi nationally in September 2019 through select specialty pharmacies with its established women’s health sales force.

In January 2020 AMAG announced that, as a result of a strategic review, it will divest Vyleesi, which it exclusively licensed from Palatin for North America. In May 2020 AMAG stated that it is in negotiations regarding the divestiture of Vyleesi and will provide an update within the next few months.

Palatin continues to closely monitor AMAG’s process related to the divestiture of Vyleesi and AMAG’s obligations under the Vyleesi license agreement. Though sales of Vyleesi have been adversely affected by the COVID-19 pandemic, the Company believes that AMAG’s divestiture process has also adversely impacted Vyleesi sales. Palatin is prepared to take appropriate steps to protect its rights as the Vyleesi licensor and the significant value of the Vyleesi program.

Palatin continues discussions on Vyleesi collaborations for territories outside the currently licensed territories of North America, China, and Korea, and anticipates executing multiple agreements during the second half of calendar year 2020 and calendar year 2021.

Natriuretic Peptide Receptor (“NPR”) System Program

PL3994, an NPR-A agonist, will be evaluated in a Phase 2a clinical study in heart failure patients with preserved ejection fraction. The proposed study is a collaboration with two major academic medical centers and is supported by an American Heart Association grant. The study is now anticipated to start patient enrollment in the second half of calendar year 2020.

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Genetic Obesity Program

Palatin’s melanocortin receptor 4 (MC4r) peptide PL8905 and orally active small molecule PL9610 are currently under investigation for the treatment of rare genetic metabolic and obesity disorders. These programs are under internal evaluation for orphan designations, potential development, and licensing.

Third Quarter Fiscal Year 2020 Financial Results

Revenue

For the quarters ended March 31, 2020 and 2019, there were no revenues recorded.

Operating Expenses

Total operating expenses for the quarter ended March 31, 2020 were $5.7 million compared to $5.8 million for the comparable quarter of 2019. The decrease in operating expenses was mainly due to the overall reduction in research and development expenses offset by an increase in general and administrative expenses.

Other Income/Expense, net

Total other income, net, was $331,007 for the quarter ended March 31, 2020, compared to total other income, net, of $35,648 for the quarter ended March 31, 2019. The difference is related primarily to the increase in investment income.

Net Loss

Palatin reported a net loss of $(5.4) million, or $(0.02) per basic and diluted share, for the quarter ended March 31, 2020, compared to a net loss of $(5.7) million, or $(0.03) per basic and diluted share, for the same period in 2019.

The difference in financial results between the three months ended March 31, 2020 and 2019 was mainly attributable to the increase in other income, net.

Cash Position

Palatin’s cash and cash equivalents were $88.9 million as of March 31, 2020, compared to $91.5 million at December 31, 2019, and cash, cash equivalents and accounts receivable of $103.8 million at June 30, 2019.

Management believes that existing capital resources will be adequate to fund the Company’s planned operations through at least March 31, 2022.

Conference Call / Webcast

Palatin will host a conference call and audio webcast on May 12, 2020 at 11:00 a.m. Eastern Time to discuss the results of operations for the quarter ended March 31, 2020 in greater detail and provide an update on corporate developments. Individuals interested in listening to the conference call live can dial 1-888-204-4368 (US/Canada) or 1-323-994-2082 (international), conference ID 8845359. The audio webcast and replay can be accessed by logging on to the “Investor/Webcasts” section of Palatin’s website at http://www.palatin.com. A telephone and audio webcast replay will be available approximately one hour after the completion of the call. To access the telephone replay, dial 1-888-203-1112 (US/Canada) or 1-719-457-0820 (international), passcode 8845359. The webcast and telephone replay will be available through May 19, 2020.

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About Palatin Technologies, Inc.

Palatin Technologies, Inc. is a specialized biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin and natriuretic peptide receptor systems, with targeted, receptor-specific product candidates for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com.

Forward-looking Statements

Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates, AMAG’s plans to divest Vyleesi, Palatin’s ongoing relationship with AMAG and ability to protect its rights as the Vyleesi licensor, market potential for product candidates, and potential adverse impacts due to the global COVID-19 pandemic such as delays in regulatory review, manufacturing and supply chain interruptions, adverse effects on healthcare systems and disruption of the global economy, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, transfer of marketing and sale of Vyleesi in North America to another pharmaceutical company, sales of Vyleesi in the United States and elsewhere in the world, results of clinical trials, regulatory actions by the FDA and other regulatory and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Investor Inquiries:	Media Inquiries:
Stephen T. Wills, CPA, MST	Paul Arndt, MBA, LifeSci Advisors
CFO/COO (609) 495-2200	Managing Director (646) 597-6992
Info@Palatin.com	Paul@LifeSciAdvisors.com

Vyleesi® is a registered trademark of AMAG Pharmaceuticals, Inc. in North America and of Palatin Technologies, Inc. elsewhere in the world.

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(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019

REVENUES
License and contract	$-	$-	$117,989	$34,505

OPERATING EXPENSES
Research and development	3,641,250	3,943,982	10,026,363	10,528,329
General and administrative	2,072,032	1,818,796	6,308,567	5,947,943
Total operating expenses	5,713,282	5,762,778	16,334,930	16,476,272

Loss from operations	(5,713,282)	(5,762,778)	(16,216,941)	(16,441,767)

OTHER INCOME (EXPENSE)
Investment income	331,285	107,460	1,101,921	361,212
Interest expense	(278)	(71,812)	(11,831)	(370,981)
Total other income (expense), net	331,007	35,648	1,090,090	(9,769)

NET LOSS	$(5,382,275)	$(5,727,130)	$(15,126,851)	$(16,451,536)

Basic and diluted net loss per common share	$(0.02)	$(0.03)	$(0.06)	$(0.08)

Weighted average number of common shares outstanding used in computing basic and diluted net loss per common share	235,322,087	207,016,304	234,449,813	206,148,695

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Balance Sheets
(unaudited)

	March 31, 2020	June 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$88,947,368	$43,510,422
Accounts receivable	-	60,265,970
Prepaid expenses and other current assets	675,443	637,289
Total current assets	89,622,811	104,413,681

Property and equipment, net	153,660	141,539
Right-of-use assets	98,491	-
Other assets	179,916	179,916
Total assets	$90,054,878	$104,735,136

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,612,164	$504,787
Accrued expenses	1,657,237	2,848,692
Notes payable, net of discount	-	332,896
Other current liabilities	89,429	499,517
Total current liabilities	3,358,830	4,185,892

Other liabilities	9,062	-
Total liabilities	3,367,892	4,185,892

Stockholders’ equity:
Preferred stock of $0.01 par value – authorized 10,000,000 shares; shares issued and outstanding designated as follows:
Series A Convertible: authorized 264,000 shares: issued and outstanding 4,030 shares as of March 31, 2020 and June 30, 2019	40	40
Common stock of $0.01 par value – authorized 300,000,000 shares:
issued and outstanding 229,240,596 shares as of March 31, 2020 and 226,815,363 shares as of June 30, 2019	2,292,406	2,268,154
Additional paid-in capital	395,294,270	394,053,929
Accumulated deficit	(310,899,730)	(295,772,879)
Total stockholders’ equity	86,686,986	100,549,244
Total liabilities and stockholders’ equity	$90,054,878	$104,735,136